As filed with the Securities and Exchange Commission on May 26, 2000 Registration No. 33-
==============================================================================


                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM S-8
                         REGISTRATION STATEMENT
                                UNDER
                       THE SECURITIES ACT OF 1933


                          ------------------

                           ClickAction Inc.
         (Exact name of registrant as specified in its charter)

Delaware                                                77-0195362
(State of Incorporation)                  (I.R.S. Employer Identification No.)

                         -------------------

                         2197 E. Bayshore Road
                      Palo Alto, California 94303
                          (650) 473-3600
               (Address of principal executive offices)
                         -------------------

                    1999 Employee Stock Purchase Plan
                        (Full title of the plans)


                           Gregory W. Slayton
                        Chief Executive Officer
                           ClickAction Inc.
                         2197 E. Bayshore Road
                     Palo Alto, California  94303
                           (650) 473-3600

(Name, address, including zip code, and telephone number, including area code, of agent for service)


                             Copies to:
                           James Kitch, Esq.
                           COOLEY GODWARD LLP
                         Five Palo Alto Square
                         3000 El Camino Real
                    Palo Alto, California  94306-2155
                            (650) 843-5000

                          --------------------

                     CALCULATION OF REGISTRATION FEE
=============================================================================
Title of        Amount     Proposed Maximum  Proposed Maximum    Amount of
Securities to   to be      Offering Price    Aggregate           Registration
be Registered   Registered per Share(1)      Offering Price (1)  Fee
-----------------------------------------------------------------------------
Common Stock,
par value       1,000,000     $11.8125        $11,812,500        $3,118.50
$.001 per       shares
share
=============================================================================

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant's Common Stock on May 24, 2000 as reported on the Nasdaq National Market.

                                  PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by ClickAction Inc. (the "Registrant") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(a) The Registrant's latest annual report on Form 10-KSB filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports, the prospectus or the registration statement referred to in (a) above.

(c) The description of the Registrant's Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

Item 4.	DESCRIPTION OF SECURITIES.

        Not Applicable.

Item 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not Applicable.

Item 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Under Section 145 of the Delaware General Corporation Law the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant's By-laws require the Registrant to indemnify its directors and executive officers, and permit the Registrant to indemnify its other officers, employees and other agents, to the extent permitted by Delaware law. Under the Registrant's By-laws, indemnified parties are entitled to indemnification for negligence, gross negligence and otherwise to the fullest extent permitted by law. The By-laws also require the Registrant to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

The Registrant has entered into indemnity agreements with each of its directors and executive officers. Such indemnity agreements contain provisions which are in some respects broader than the specific indemnification provisions contained in Delaware law. The Registrant also maintains an insurance policy for its directors and executive officers insuring against certain liabilities arising in their capacities as such.

Item 7.	EXCEPTION FROM REGISTRATION CLAIMED.

        Not Applicable.

Item 8.	EXHIBITS

Exhibit
Number

4.1  Certificate of Incorporation of the Registrant.

4.2 Certificate of Designation of Series A Junior Participating Preferred Stock of the Registrant.(1)

4.3  Bylaws of the Registrant.(2)

5    Opinion of Cooley Godward LLP .

23.1 Consent of KPMG LLP.

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5 to this Registration Statement.

24   Power of Attorney is contained on the signature pages.

99.1 1999 Employee Stock Purchase Plan.(3)

(1) Incorporated by reference from the Registrant's Form 8-K (No. 000-26008), filed Jun 15, 1998.
(2) Incorporated by reference from the Registrant's Registration Statement of Form S-1 (333-91898), filed May 4, 1995.
(3) Incorporated by reference from the Registrant's Definitive Proxy Statement for the 2000 Annual Meeting of the Stockholders, filed April 17, 2000.

Item 9.	UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(a)

(1) File, during any period in which offers or sells securities, a post-effective amendment to this registration statement to:

  (i) Include any prospectus required by section 10(a)(3) of the Securities Act;
 (ii) Reflect in the prospectus any facts or events which, individually or together represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed wit the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                              SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on May 26, 2000.


                                           CLICKACTION INC.

                                           By: /s/ Gregory W. Slayton
                                           ---------------------------
                                           Gregory W. Slayton
                                           President and Chief Executive Officer


                         POWER OF ATTORNEY

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory W. Slayton and Sharon Chiu, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                   Title                        Date

/s/ Gregory W. Slayton          President, Chief
----------------------          Executive Officer        May 26, 2000
(GREGORY W. SLAYTON)            and Director


/s/ Sharon Chiu	                Vice President of
----------------------          Operation, Chief         May 26, 2000
(SHARON CHIU)                   Financial Officer
                                and Secretary (Principal
                                Financial Officer)


/s/ David P. Mans
---------------------           Chairman of the Board    May 26, 2000
(DAVID P. MANS)


/s/ Gary J. Daichendt
---------------------           Director                 May 26, 2000
(GARY J. DAICHENDT)


/s/ Howard M. Love
---------------------           Director                 May 26, 2000
(HOWARD M. LOVE, JR.)

/s/ Edwin R. Niehaus
---------------------           Director                 May 26, 2000
(EDWIN R. NEIHAUS)


/s/ Donald F. Wood
---------------------           Director                 May 26, 2000
(DONALD F. WOOD)


/s/ Emerick M. Woods
---------------------           Director                 May 26, 2000
(EMERICK M. WOODS)

                             EXHIBIT INDEX
Exhibit
Number

4.1   Certificate of Incorporation of the Registrant .

4.2 Certificate of Designation of Series A Junior Participating Preferred Stock of the Registrant.(1)

4.3   Bylaws of the Registrant.(2)

5     Opinion of Cooley Godward LLP .

23.1  Consent of KPMG LLP.

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5 to this Registration Statement.

24    Power of Attorney is contained on the signature pages.

99.1  1999 Employee Stock Purchase Plan.(3)


(1) Incorporated by reference from the Registrant's Form 8-K (No. 000-26008), filed Jun 15, 1998.

(2) Incorporated by reference from the Registrant's Registration Statement of Form S-1 (333-91898), filed May 4, 1995.

(3) Incorporated by reference from the Registrant's Definitive Proxy Statement for the 2000 Annual Meeting of the Stockholders, filed April 17, 2000.

                                 EXHIBIT 4.1

                         CERTIFICATE OF AMENDMENT
                                     OF
                       CERTIFICATE OF INCORPORATION
                                     OF
                                CLICKACTION INC.


CLICKACTION INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

  FIRST:  The name of the Corporation is CLICKACTION INC..

  SECOND: The date on which the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware is May 3, 1995.

  THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending its Certificate of Incorporation as follows:

  Article IV, Section A shall be amended and restated to read in its entirety as follows:

     A. This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is Sixty-Two Million (62,000,000) shares. Sixty Million (60,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($.001). Two Million (2,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($.001).

   FOURTH: Thereafter pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

FIFTH: All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, CLICKACTION INC. has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer, Gregory W. Slayton and attested to by its Secretary, Sharon Chiu, this 22nd day of May 22nd, 2000.


                                      CLICKACTION INC.

                                      By:/s/ Gregory W. Slayton
                                        ----------------------
                                        Gregory W. Slayton
                                    President and Chief Executive Officer


ATTEST:

/s/ Sharon Chiu
----------------------
Sharon Chiu
Secretary

                              EXHIBIT 5


May 23, 2000
ClickAction Inc.
2197 E. Bayshore Road
Palo Alto, California  94303


Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by ClickAction Inc. (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to 1,000,000 shares of the Company's Common Stock, $.001 par value, (the "Shares") pursuant to the Company's 1999 Employee Stock Purchase Plan (the "Plan").

In connection with this opinion, we have examined and relied on the Registration Statement and related prospectus, the Company's Certificate of Incorporation, as amended and Bylaws, as amended, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, and the due execution and delivery of all documents, where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plan, and the Registration Statement and related prospectus, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.


Very truly yours,

COOLEY GODWARD LLP

By:   /s/ James Kitch
----------------------
	James Kitch

                              EXHIBIT 23.1

                      CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
ClickAction Inc.:

We consent to the incorporation herein by reference of our report dated February 11, 2000, relating to the consolidated balance sheets of ClickAction Inc. as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999, which report appears in the December 31, 1999 annual report on Form 10-KSB of ClickAction Inc.




                                                     								KPMG LLP

Mountain View, California
May 23, 2000